SECURITIES AND EXCHANGE COMMISSION

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AMENDMENT NO. 1 TO
FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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BIP Oil, Inc.
(Exact Name of Small Business Issuer in its Charter)

NEVADA		300401535
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

Post Office Box 1752
Smithfield, North Carolina 27577
(919) 271-3470
Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Post Office Box 1752
Smithfield, North Carolina 27577

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001	1,510,000	$151,000	$.10	$4.64

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JULY ,  2007

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

1,510,000
BIP OIL, INC.
SHARES OF
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange and have no voting rights. The 1,510,000 shares of our common stock can be sold by selling security holders at a fixed price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFIORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:  July , 2007

ABOUT OUR COMPANY

BIP Oil, Inc. (“the Company”) was incorporated in Nevada in January 2007 to import, market and distribute Greek olive oils, olives and spices in the United States. We were founded by Bobby Stanley and Ike Lewis who serve as President and Secretary, respectively. They will coordinate and manage all business functions of the Company, including marketing, finance and operations.

Revenues will be drawn in the form of markups (fixed amounts added to fares) on high-quality and healthy Greek olive oil and olives marketed to discriminating consumers under the brand name Lykos. We plan to typically run 35 to 40 percent gross mark-up on the Lykos brand of premium olive oils, bottled in the $10-$12 range, which is just slightly higher than our nearest competitor.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $.10 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (January 31, 2007) through April 30, 2007 are derived from our audited financial statements.

From Inception- January 31, 2007 through April 30, 2007
STATEMENT OF OPERATIONS

Revenues	-
Total Operating Expenses	27,550
Net Loss	(27,550)

As of April 30, 2007
BALANCE SHEET DATA

Cash	130,650
Total Assets	130,650
Total Liabilities	1,000
Stockholders’ Equity	129,650

WHERE YOU CAN FIND US

Our business office is located at PO Box 1752, Smithfield, NC 27577-1752. This location is the home of our president, Bobby Stanley, who supplies this office space to us rent free. Our telephone number is 919-271-3470.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Nevada in January 2007. With the exception of $130,650 in cash, we have no significant financial resources and limited revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to significantly expand our operations and acquire the operating entities as set forth in our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. From inception to April 30, 2007, we have incurred a net loss of $27,500, and an accumulated deficit of $27,500. If we cannot generate sufficient revenues from our services, we may have to delay the implementation of an upgrade of our website, launching of new online-dating related features and the execution of our marketing plan to increase our member base.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF BOBBY STANLEY AND IKE LEWIS, OUR ONLY OFFICERS. WITHOUT THEIR CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Bobby Stanley and Ike Lewis our only officers. We currently do not have an employment agreement with either Mr. Stanley or Mr. Lewis. The loss of their services could have a material adverse effect on our business, financial condition or results of operation.

OUR CURRENT OFFICERS DO NOT HAVE EXPERIENCE IN THE RETAIL FOOD INDUSTRY.

Although management has extensive business experience, they do not have experience in the retail food industry.

WE ARE SELLING OUR PRODUCTS IN A HIGHLY COMPETITIVE MARKET AND WE ARE UNSURE AS TO WHETHER OR NOT THERE WILL BE ANY CONSUMER DEMAND FOR OUR PRODUCTS.

Some of our competitors are much larger and better capitalized than we are. It may be that our competitors will better address the same market opportunities that we are addressing. These competitors, either alone or with collaborative partners, may succeed in developing business models that are more effective or have greater market success than our own. The Company is especially susceptible to larger manufacturers that invest more money in marketing. Moreover, the market for our products is large but highly competitive. There is little or no hard data that substantiates the demand for our products or how this demand will be segmented. It is possible that there will be low consumer demand for our products, or that interest in our products could decline or die out, which would cause us to be unable to sustain our operations.

OUR PRODUCTS COULD CONTAIN CONTAMINANTS THAT COULD FORCE A RECALL AND AFFECT BOTH OUR REPUTATION AND OUR ABILITY TO CONTINUE TO CONDUCT BUSINESS.

Our products could contain contaminants or otherwise not be presented “as advertised.” For example, because we offer “natural” products, it is possible that a producer may provide product, such as a spice, that is accompanied by leaves or stalks that are not intended to be included in the product offering. This risk (or the risk of any other defect) could cause our customers to request a refund, and cause our reputation to suffer. Additionally, recalling product can be expensive and harmful to the Company’s reputation with retailers and distributors. If our reputation is badly damaged, we may not be able to sell enough of our products to stay in business.

WHILE NO CURRENT LAWSUITS ARE FILED AGAINST THE COMPANY, THE POSSIBILITY EXISTS THAT A CLAIM OF SOME KIND MAY BE MADE IN THE FUTURE.

While no current lawsuits are filed against the Company, the possibility exists that a claim of some kind may be made in the future. While we will work to insure high product quality and accuracy in all marketing and labeling, no assurance can be given that some claims for damages will not arise. While we plan to properly insure ourselves with standard product liability insurance, there can be no assurance that this insurance will be adequate to cover litigation expenses and any awards to plaintiffs.

THE ABILITY TO SUCCESSFULLY DEPLOY OUR BUSINESS MODEL IS HEAVILTY DEPENDENT UPON UNITED STATES’ ECONOMIC CONDITIONS.

The ability to successfully deploy our business model is heavily dependent upon the general state of the US economy. We cannot assure you that favorable conditions will exist in the future. A general economic recession in the United States or a devaluation of the US Dollar relative to the Euro could have a serious adverse economic impact on us and our ability to obtain funding and generate projected revenues.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.10 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed in March 2007 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 1,510,000 shares of our common stock held by 55 shareholders of our common stock which sold in our Regulation D Rule 506 offering completed in March 2007.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of July 9, 2007 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering
Belmont Commerce Park, LLC (1)	50,000	50,000	0	0
Forrest L. Bullard	25,000	25,000	0	0
Carol Caroll	10,000	10,000	0	0
Peggy L. Coker	50,000	50,000	0	0
Jay Cox	25,000	25,000	0	0
Lloyd J. Cox	25,000	25,000	0	0

Frances H. Coyne	5,000	5,000	0	0
Mark R. Coyne	5,000	5,000	0	0
John L. Cramer	50,000	50,000	0	0
CRE/Madison (2)	50,000	50,000	0	0
Hope A. Croslis	50,000	50,000	0	0
Matthew T. Croslis	50,000	50,000	0	0
Patricia A. Dietz	50,000	50,000	0	0
Dina C. Dunn	20,000	20,000	0	0
Michael L. Dunn	20,000	20,000	0	0
Twyla L. Elliott	5,000	5,000	0	0
Charles E. Frederick	25,000	25,000	0	0
Rebecca Lynn Gaddie	30,000	30,000	0	0
Douglas Gignac	50,000	50,000	0	0
Stanley L. Glass	50,000	50,000	0	0
Gerald E. Golt	50,000	50,000	0	0
Carlton E. Harlow (3)	5,000	5,000	0	0
Julia H. Harlow (4)	5,000	5,000	0	0
Gus P. Kolias	10,000	10,000	0	0
Karen G. Kolias	10,000	10,000	0	0
Judith B. Lee	5,000	5,000	0	0
Joseph Exum Lewis (5)	5,000	5,000	0	0
Verla C. Lewis (6)	5,000	5,000	0	0
Diana J. McNight	10,000	10,000	0	0
Amy McPherson	50,000	50,000	0	0
Larry A. Monteith	10,000	10,000	0	0
Larry K. Monteith	10,000	10,000	0	0
Nancy A. Monteith	10,000	10,000	0	0
Steve Monteith	10,000	10,000	0	0
Kevin Myers	50,000	50,000	0	0
Willie H. Pennington	20,000	20,000	0	0
Alex Pyun	30,000	30,000	0	0
Edwin Rabenold	20,000	20,000	0	0
Kimberly Randolph	50,000	50,000	0	0
Barbara A. Salamy	25,000	25,000	0	0
Fred A. Salamy	25,000	25,000	0	0
Dan R. Sanderson	10,000	10,000	0	0
Denis M. Snyder	10,000	10,000	0	0
Ellen M. Snyder	10,000	10,000	0	0
Kurt Sokolowski	30,000	30,000	0	0
Anne P. Stanley (7)	20,000	20,000	0	0
Kimberly W. Stanley (8)	10,000	10,000	0	0
Scott H. Stanley (9)	10,000	10,000	0	0
Larry R. Swenson	50,000	50,000	0	0
The Nash Group (10)	50,000	50,000	0	0
U.B.A. Enterprises, Inc. (11)	50,000	50,000	0	0
Michael S. Williams	50,000	50,000	0	0
Valerie S. L. Williams	50,000	50,000	0	0
James K. Winget	50,000	50,000	0	0
Jill R. Winget	50,000	50,000	0	0

(1) Belmont Commerce Park is a real estate investment partnership, comprised of 10 partners. Jiles Harrell is the Voting Member.
(2) CRE/Madison is a real estate investment partnership, comprised of 5 partners. Eddie Smith is the Voting Member.
(3) Carlton E. Harlow is our Treasurer.
(4) Julia H. Harlow is the daughter of our Treasurer, Carlton Harlow.
(5) Joseph Exum Lewis is the son of our Secretary, Joseph I. Lewis.
(6) Verla C. Lewis is the wife of our Secretary, Joseph I. Lewis.
(7) Anne P. Stanley is the wife of our President, Bobby Stanley.
(8) Kimberly W. Stanley is the daughter-in-law of our President, Bobby Stanley.
(9) Scott Stanley is the son of our President, Bobby Stanley.
(10) The Nash Group is a general investment partnership, comprised of 4 partners. The Board of Directors vote on partnership matters.
(11) U.B.A. Enterprises, Inc. is a corporation with 50 shareholders. The Board of Directors vote on corporate matters.

Except as listed below, to our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	Are broker-dealers or affiliated with broker-dealers.

Mr. Stanley and Mr. Lewis are personally acquainted with all of our shareholders, and solicited their investment in the 506 private placement.  Specifically, Mr. Stanley is the father of Scott H. Stanley and is married to Anne P. Stanley, and father-in-law of Kimberly W. Stanley.  Mr. Lewis is the father of Joseph Exum Lewis and is married to Verla C. Lewis.  Our Treasurer, Carlton Harlow, is the father of Julia H. Harlow.  Neither Mr. Stanley nor Mr. Lewis use any finders or brokers in the solicitation of the investors and did not pay any fees or commissions.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $.10 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
o	through direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both(which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus.

We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $25,000.

Notwithstanding anything set forth herein, no NASD member will charge commissions that exceed 8% of the total proceeds of the offering.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective age’s as of July 9, 2007 are as follows:

NAME	AGE	POSITION

Bobby Stanley	68	President, Chief Executive Officer and Director
Joseph I. Lewis	65	Secretary and Director
Carlton Harlow	63	Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

BOBBY STANLEY, 68, President. Bobby Stanley spent his early career running a family farm supply business which he sold in 1977. Mr. Stanley has been involved in real estate for over 30 years, specifically in the development and marketing of properties in eastern North Carolina. In addition to his real estate business, he has helped form numerous corporations and partnerships and has served on several corporate boards, including one publicly traded company. Mr. Stanley helps oversee the operations of Service Logistics, Inc., a Stoneville, NC company that provides distribution, supplier integration, warehousing, contract packaging and package design services to customers around the world and around the clock.

JOSEPH I. LEWIS, 65, Secretary. Ike Lewis is President of U.B.A. Enterprises and is active in various investments and business ventures. He holds a Batchelor of Science degree from North Carolina State University. Mr. Lewis founded Southern Seed, Inc in 1971. He served as President of that company until 1993. He founded and was Secretary/Treasurer of IKEX, Inc. until its purchase by Hanes, Inc. in 2005. He has served as a Director of Thunder Bay Holdings and as Chairman of Understanding Corporation. He has served on the local boards of RBC/Centura Bank, Triangle Bank and Unity Bank. Mr. Lewis was a member of the Town Council of Middlesex, NC for 12 years and was a member of the Nash County (NC) Economic Development Commission for a similar period.

CARLTON HARLOW, 63, Treasurer. Carlton Harlow is Director and Vice President of Thunder Bay Holdings - an investment and merchant banking company. Mr. Harlow is also a Director and Vice President of Service Logistics, Inc. and is Treasurer of Understanding Corporation. Mr. Harlow manages various investments for Thunder Bay Holdings. He serves as Managing Member of Belmont Commerce Park, LLC and as Director and Secretary of Stoneville Furniture Properties, Inc. Mr. Harlow is the Manager and Vice President of Community Resource Exchange, Inc. a charitable entity providing economic benefits to the non-profit entities of North Carolina and other areas. Mr. Harlow attended North Carolina Wesleyan College and North Carolina State University.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of July 9, 2007 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Bobby Stanley P.O. Box 1752 Smithfield, NC 27577-1752	2,500,000	38.49%

Common Stock	Joseph I. Lewis P.O. Box 250 Middlesex, NC 27557	2,500,000	38.49%

Common Stock	Carlton Harlow P.O. Box 8851 Rocky Mount, NC 27804	5,000	0.00076%

Common Stock	All executive officers and directors as a group	5,005,000	76.98076%

(1)	The percent of class is based 6,510,000 shares of our common stock issued and outstanding as of July 9, 2007.

DESCRIPTION OF SECURITIES

General

Our original articles of incorporation authorized 100,000,000 shares of common stock at a par value of $0.001 per share and 100,000,000 shares of preferred stock at a par value of $0.001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

As of July 9, 2007 6,510,000 shares of common stock are issued and outstanding and held by 57 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation also provide that we are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $.001 per share. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, P.A. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933.Insofar as indemnification for liabilities arising under the Securities Act of1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in January 2007 in the State of Nevada and 2,500,000 shares each of common stock were issued to Bobby Stanley and Ike Lewis.

DESCRIPTION OF BUSINESS

BIP Oil, Inc. (the Company) was incorporated in January 2007 in Nevada. Our business office is located at PO Box 1752, Smithfield, NC 27577-1752. This location is the home of our president, Bobby Stanley, who supplies this office space to us rent free. Our telephone number is 919-271-3470.

We were formed in January 2007 to import, market and distribute high-quality Greek food products in the United States. Initially, we intend to introduce to the US market a premium line of Greek olives oils under the brand name Lykos. Once we have gained placement for our initial line of olive oils, we expect to introduce additional gourmet food items, including olives and spices, under the same brand name in the future.

We will sell our products to end consumers in upscale grocery retailers and gourmet shops. Rather than selling direct to retail, we will bring our products to market through a network of natural and specialty food distributors. While most larger US retailers purchase product only through distributors, we are responsible for getting our products placed at retail and playing an active role in the promotion of our products to end consumers.

We are establishing business relationships with preferred suppliers in Greece who will source, package and export high-end food products exclusively to us under the brand name Lykos. Our goal is to establish a US distribution network for premium Greek food products that are resistant to price pressures imposed by large food retailers. We will distribute Lykos olive oils on a consignment basis, reducing our risk and allowing for relatively rapid growth with limited cash outlays.

Currently, we lack sufficient capital to take advantage of opportunities to implement our business model. Proceeds from this private placement will fund our initial go-to-market strategy, which focuses on securing contracts with food distributors and placement in high-end food retailers in key markets throughout the United States. The information contained herein related to our operations is forward looking.

Products

We will offer high-quality and healthy Greek olive oil and olives marketed to discriminating consumers under the brand name Lykos. Products sold under the Lykos brand will include three varieties of olive oils in two different sizes (500 ml and 250 ml):

1.	Extra Virgin Olive Oil from Lakonia
2.	Extra Virgin Olive Oil from Messinia
3.	Extra Virgin Olive Oil from Argolidos

In preliminary taste testing and in the opinion of numerous food experts, Lykos olive oils are a superior product. Currently few region-specific Greek olive oils are on the market in the US. Future products we plan to market under the Lykos brand will include nine different varieties of jar olives vacuum-packed in extra virgin olive oil and a complete line of herbs, spices and sun-dried tomatoes.

The Lykos brand promise to our customers is to provide high-quality, all-natural products, with no added colors or preservatives. Our focus on quality will extend to our business model. We will support our distribution and retail customers with a strong business model that includes exceptional presentation, smart marketing and prudent supply chain management. We will buy from only the best producers and pay meticulous attention to our packaging and support materials, and we will only be sold by high-end retailers.

Preferred Supplier Strategy

We are in the early stages of preferred supplier negotiations with a Greek producer that has been in the olive business for generations. Because of their numerous industry contacts, our supplier will be able to purchase the highest quality oils and olives directly from growers. This arrangement will ensure that we have direct access to all of our production partners and food manufacturers. We have confirmed that these bottlers have the equipment required to accommodate Lykos production and packaging projections. We are also establishing two olive partners, one that produces and packages Kalamata olives and sun-dried tomatoes and the other that produces stuffed and bulk olives. We have also begun partnership negotiations with a spice manufacturer to help us develop a line of Lykos spices.

INDUSTRY TRENDS

US Retail Grocery Industry

Over the past two decades, the US retail grocery business has undergone dramatic change. At the low end, companies like WalMart have substantially increased their market share by offering low prices through improved distribution, reduced service and limited product selection. At the high end, grocery and gourmet retailers have experienced an increase in popularity and sales by offering a wide variety of quality products and added services. High-end grocers are able to extract premium pricing by offering a broad line of products with higher perceived value. Our Lykos product line is packaged and marketed to serve this successful premium business model while also providing attractive margin opportunities to the retailer due to our efficient cost structure.

High-end grocers offer added services such as in-store demonstrations and cooking demos. By helping retailers provide these services, our Lykos products will provide a unique and interesting ingredient resource that not only provides a high-quality, high-margin product but also reinforces the retailer’s image with its customers. Currently, the Mediterranean diet is enjoying tremendous popularity in the US, which has led to a high level of positive publicity surrounding the health benefits of olive oil in particular and the Greek diet in general. As retailers search our new product ideas to meet increased consumer demand for these products, our high-quality, all-natural, Greek- themed product line will allow them to be trend forward. Our products will also offer an effective resource for retailers to educate consumers.

COMPETITION

Our Lykos brand olive oils will compete with other high-end olive oils and gourmet specialty products. Generally, high-end and gourmet retailers will carry 10 to 20 different olive oils. To a lesser extent, Lykos competes with large name brand olive oils like Colavita and large grocer private labels. The four big players in high-end Greek olive oil are Krinos, Tassos, Fantis and Peloponnese (Hormel). All have Greek backgrounds and are based in the United States. They are all established companies.

•
Krinos is one of the largest manufacturers of Greek food products; however, the company competes on price and does not have a reputation for good quality primarily due to its willingness to source product ingredients from whatever country offers the lowest price, regardless of quality. A number of Greek suppliers have had negative business experiences with Krinos.

•
Tassos is a step above other listed competitors. It is a large company with a number of different items under its brand name. They are heavily into packaged olives, inexpensive olive oils and Greek vegetables.

•	Fantis produces and imports a number of products under different brands. Although they are a big company that focuses on price-competitive markets. Fantis does very well in ethnic markets.

•
The Peloponnese brand is owned by Hormel and has fairly extensive distribution throughout the US. Their strategy is to compete on price, and they will buy products from anywhere to get the lowest cost. Production is generally handled in the US.

A number of fairly good olive oils are sold in our target price range. Brands of note include Terra Medic, based in New York, which has upscale packaging and premium pricing. Luciana (Italian), Newman’s Own (Italian) and most private label brands are priced in the $12 range for a 500 ml bottle. Gaea is a Greek brand sold primarily in the EU, but making inroads in the US with a number of premium olive oils in the $10 - $12 range.

CHANNEL SALES

Because they are so crucial to the retailers business, food distributors have a great deal of influence through the grocery channel. In many cases, retailers leave to the distributor’s discretion what products will go on the shelf. The primary objectives of the food distributor is to move as much product as quickly and efficiently as possible and to constantly supply its retail customer with new and unique products. Because warehouse space is limited and expensive, distributors avoid keeping products long and attempt to carry products for multiple retailers. Securing approval of a distributor’s key retail account will enable us to place our products with that distributor. Once our product is in their warehouse, distributors have a financial incentive to place our product with as many retailers as possible.

Distributors compete against each other for store accounts. They gain a competitive edge in the high-end retail grocery market by providing new and unique products, and in some cases they compete against each other and manufacturers for retail shelf space. As the high-end grocery segment continues to trend upwards, distributors are under increasing pressure to find new, unique products to satisfy consumer demand and to differentiate their offerings. We believe we will be able to increase our value to distributors by maintaining a steady stream of new products in the pipeline.

We will distribute Lykos olive oils on a consignment basis, reducing our risk and allowing for relatively rapid growth with limited cash outlays. We will target the following US food distributors for our initial push to market:

Distributor	Location	Coverage
Associated Buyers	New Hampshire	Northeast US, including New York and Boston
Bear Creek Fine Foods	Seattle, WA	Extensive coverage in Pacific Northwest
DPI Mid Atlantic	Maryland	Large and medium grocers in Mid-Atlantic
DPI-Midwest	Illinois	Large grocers across the Midwest
Horizon Foods	San Antonio	Non-HEB grocers in Texas and southwest
Kehe Food Dist.	Chicago	2nd largest US distributor, covering Central US from Minnesota to Texas
Tree of Life	15 locations	nation’s leading distributor of natural, organic, specialty, ethnic, and gourmet food products
Unique Foods	Atlanta	Whole Foods retail stores in southeast region

MARKETING

Lykos will tell its story through direct communication with retailers and distributors. We will also assist retail sales efforts via in-store demonstrations, point-of-purchase displays and cooking shows. To help build awareness and create product pull, we will focus on public relations, such as olive oil competitions, chef endorsement and magazine articles. We will also develop a website, www.lykosfoods.com, to help promote sales and reach out to consumers.

We believe our most effective marketing tool will be in-store demonstrations, and we will focus heavily on this strategy. Our distribution partners claim that similar products have been able to double or triple their sales volume through in-store demos. We will facilitate a high number of in-store demonstrations by recruiting Brand Ambassadors in all of our key markets. The Brand Ambassadors will be responsible for securing new accounts, for facilitating the demonstration, and for making sure the product on the shelf is well-placed and attractively presented.

Packaging

We will design packaging to convey quality, value and tradition. The Mediterranean influence behind our products will be obvious yet tailored to the US market. Our label will be designed to stand out on the grocery shelf. Our olive oil bottles will be dark glass to help protect the oil from degrading due to UV rays, ensuring long lasting quality.

Pricing

Our target price range is 35 to 40 percent gross mark-up on the Lykos brand of premium olive oils, which is just slightly higher than our nearest competitor. We plan to run introductory promotions that will price the olive oils equal to or slightly below our competitors, giving consumers incentive to purchase initially and communicating exceptional value for a premium product.

When we introduce new products, we believe margins will be tighter on jar olives, but we expect to get target margins on spices, which cost relatively little but sell through well at a premium. Jar olives are very competitive, and we believe that will need to push suppliers for cost reductions without sacrificing quality. Before going to market, we will test price appropriateness with a retail advisory board comprised of key retailers who are friendly to us.

Promotions

We will conduct marketing in support of a brand strategy that addresses two basic goals: to build the Lykos brand and to sell product. Our promotional tactics can be categorized into three areas: in-store demonstrations, product promotions and public relations. To varying degrees, each requires collateral materials, free samples and special discounts.

In-store Demonstrations

We will work to develop Brand Ambassadors to produce in-store demonstrations and act as our face at select retail locations. Generally, the demonstrations consist of tasting and promoting the virtues of the Lykos product. Where possible, we will give away 100 ml bottles with the purchase of a 500 ml bottle. We recognize that we will not be able to cover every target store in the US, but we will deploy Brand Ambassadors to select retailers in key markets.

Product Promotions

We will produce 100 ml bottles of each of our premium olive oils (Lakonian, Messinian and Arolifian). We will provide these bottles to select retailers free of charge to be used at their discretion, excluding resale. We will encourage retailers to use samples for key customers, managers and store influencers.

Promotional Product - If retailers wish to set up tasting tables for the olive oils, the Company will provide product for such purposes free of charge.

Public Relations

In addition to retailer-focused tactics, we will use traditional public relations to raise awareness and create demand among target consumers. Our public relations strategy is designed to build brand awareness with limited cash outlay.

•
Product Kit. We will develop a product kit that contains information about us, our products, price sheet, digital photos, logos and contact information. The kit will also include recent press releases, endorsements and awards.

•
Paid Product Placements. Where appropriate, we will pay to have its products mentioned or placed in the print and/or web-based publications of select retailers. For example, Lund Food Holdings published a quarterly consumer magazine called Real Food.

•
Olive Oil Competitions and Exhibits. Where advantageous, we will enter our Lykos olive oils in international olive oil competitions, including the European Guild of Fine Food Retailers and the LA County Fair Olive Oil competition. We will share news of any awards with select media, and we will create shelf placards to publicize awards at retail outlets.

•
Chef Endorsements. We will actively seek to have its products endorsed by prominent chefs. Research has shown that consumers are more inclined to purchase a high-end product if it is recommended by someone whose opinion they value.

MANAGEMENT DISCUSSION AND ANALYSIS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

We have not begun operations.

1.	As we raised more than $50,000 in our private placement we believe we can begin to implement our plan to import, market and distribute Greek olive oils, olives and spices in the United States.

2.
All business functions will be coordinated and managed by the two founders of the Company, including marketing, finance and operations. As we raised at least $100,000 through our private placement, we intend to hire a part-time employee to facilitate distribution contracts and assist in targeted marketing implementation.

The time commitment of the position will depend upon the aggressiveness of our product launch, but we believe it will require a minimum of $15,000 to hire the personnel needed to assist with our new business activity.

3.
We intend to launch a targeted marketing campaign focusing on in-store product demonstrations, product promotions and public relations. We intend to support these marketing efforts through the development of high-quality printed marketing materials and an attractive and informative trade and consumer website, www.lykosfoods.com. We expect the total cost of the marketing program to range from $10,000 to $75,000. During this preliminary launch period, we also expect to invest between $1,000 and $5,000 in accounting and inventory management software.

4.	Within 90-120 days of the initiation of our marketing campaign, we believe that we will begin to generate revenues from our premium expanded product line and targeted distribution approach.

In summary, we should be generating sales revenues from our initial product line introduction within 150 days of the completion of our private placement, which concluded March 2007, up to a maximum of 210 days. If we are unable to generate sufficient distribution customers or direct retail placement for our premium Greek olive oils, we may have to suspend or cease our efforts. If we cease our previously stated efforts, we do not have plans to pursue other business opportunities.

Limited Operating History

We have generated less than one full year of financial information and have not previously demonstrated that we will be able to expand our business through an increased investment in our product line and/or marketing efforts. We cannot guarantee that the expansion efforts described in this Registration Statement will be successful. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our new products and/or sales methods.

If financing is not available on satisfactory terms, we may be unable to continue expanding our operations. Equity financing will result in a dilution to existing shareholders.

Results of Operations

For the period from inception through April 30, 2007, we had no revenue. Expenses for the period totaled $27,550 resulting in a loss of $27,550. Expenses of $27,550 for the period consisted of $400 for general and administrative expenses, $10,000 for advertising and marketing, $11,000 for legal expenses, $1,200 for rent, and $4,950 for contributions.

Capital Resources and Liquidity

As of April 30, 2007 we had $130,650 in cash.

We believe we can satisfy our cash requirements for the next twelve months with our current cash and expected revenues. However, completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operations. Even without adequate revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to potentially achieve our profit, revenue, and growth goals.

We anticipate that our operational, and general & administrative expenses for the next 12 months will total approximately $ 50,000. We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and our progress with the execution of our business plan.

In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

DESCRIPTION OF PROPERTY

Our principal executive office location and mailing address is PO Box 1752, Smithfield, NC 27577-1752. Currently, this space is sufficient to meet our needs; however, if we expand our business to a significant degree, we will have to find a larger space.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In January 2007, we issued 5,000,000 restricted Shares of common stock to our founders, Bobby Stanley and Ike Lewis, in consideration for $50.00 cash and services valued at $4,950. The Shares were issued pursuant to the exemption from registration contained in Section 4(2) of the Act. No commission was paid to anyone in connection with the sale of Shares to Mr. Stanley and Mr. Lewis.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 54 shareholders of our common stock.

Rule 144 Shares

As of July 9, 2007 there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After January 2008, the 5,000,000 shares issued to Bobby Stanley and Ike Lewis will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After March 2008, the 1,510,00 shares of our common stock held by the fifty-five shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s common stock then outstanding which, in our case, would equal approximately 65,000 shares of our common stock as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

EXECUTIVE COMPENSATION

Summary Compensation Table

Compensation of Executive Officers

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended July 9, 2007 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Bobby Stanley President, Chief Executive Officer and Director	2007	$0	0	2,475	0	0	0	0	$2,475

Ike Lewis, Secretary and Director	2007	$0	0	2,475	0	0	0	0	$2,475

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through July 9, 2007.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during perriod ending July 9, 2007, by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We do not have any employment agreements in place with our sole officer and director.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

BIP OIL, INC.
(A Development Stage Company)
FINANCIAL STATEMENTS
APRIL 30, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-1

BALANCE SHEET AS OF APRIL 30, 2007	F-2

STATEMENT OF OPERATIONS	F-3
FROM JANUARY 31, 2007 (INCEPTION) THROUGH APRIL 30, 2007

STATEMENT OF STOCKHOLDERS' EQUITY	F-4
FROM JANUARY 31, 2007 (INCEPTION) THROUGH APRIL 30, 2007

STATEMENT OF CASH FLOWS	F-5
FROM JANUARY 31, 2007 (INCEPTION) THROUGH APRIL 30, 2007

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 30, 2007	F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
BIP Oil, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of BIP Oil, Inc. (A Development Stage Company) as of April 30, 2007, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from January 31, 2007 (inception) to April 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of BIP Oil, Inc. (A Development Stage Company) as of April 30, 2007 and the results of its operations and its cash flow for the for the period from January 31, 2007 (inception) to April 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit during the development stage of $27,550, has not generated any revenues from inception and has a negative cash flow from operations of $20,400. This raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning this matter are also described in Note 2. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  Webb & Company, P.A.
WEBB & COMPANY, P.A.

Boynton Beach, Florida
June 6, 2007

BIP OIL, INC.
(A Development Stage Company)
BALANCE SHEET
AS OF APRIL 30, 2007

ASSETS

CURRENT ASSETS
Cash	$130,650

TOTAL ASSETS	$130,650

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$1,000

TOTAL CURRENT LIABILITIES	1,000

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized,
0 shares issued and outstanding	-
Common stock, $0.001 par value, 100,000,000 shares authorized,
6,510,000 issued and outstanding	$6,510
Additional paid-in capital	150,690
Accumulated deficit during development stage	(27,550)
TOTAL STOCKHOLDERS' EQUITY	129,650

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$130,650

The accompanying notes are an integral part of these financial statements.

BIP OIL, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS
FROM JANUARY 31, 2007 (INCEPTION) THROUGH APRIL 30, 2007

REVENUES	$-

EXPENSES
General and administrative	5,350
Advertising and Marketing	10,000
Legal fees	11,000
Rent	1,200
Total Expenses	27,550

LOSS FROM OPERATIONS BEFORE TAXES	(27,550)

INCOME TAX EXPENSE	-

NET LOSS	$(27,550)

NET INCOME (LOSS) PER SHARE,
BASIC AND DILUTED	$-

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING,
BASIC AND DILUTED	5,652,247

The accompanying notes are an integral part of these financial statements.

BIP Oil, Inc.
(a development stage company)
STATEMENT OF STOCKHOLDERS' EQUITY
FROM JANUARY 31, 2007 (INCEPTION) THROUGH APRIL 30, 2007

						Accumulated
						Deficit
						During	Total
	Preferred Stock		Common Stock		Additional	Development	Stockholders'
	shares	Par	shares	Par	Paid-in	Stage	Equity

Balance, January 31, 2007 (Inception)	-	$-	-	$-	$-	$-	$-

Shares issued to founders @ $0.001 per share	-	-	50,000	50	-	-	50
-
Stock issued to founders for services
@ $0.001 per share	-	-	4,950,000	4,950			4,950

Stock issued for cash at $0.10 per share	-	-	1,510,000	1,510	149,490	-	151,000

In-kind contribution of rent	-	-			1,200	-	1,200
-
Net loss for the period ended April 30, 2007	-	-	-	-	-	(27,550)	(27,550)

Balance, April 30, 2007	-	$-	6,510,000	$6,510	$150,690	$(27,550)	$129,650

The accompanying notes are an integral part of these financial statements.

BIP OIL, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
FROM JANUARY 31, 2007 (INCEPTION) THROUGH APRIL 30, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(27,550)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase (Decrease) in-kind contribution of rent	1,200
Issuance of common stock for services	4,950
Changes in operating assets and liabilities:
Increase (Decrease) in accounts payable	1,000
Net cash used in operating activities	(20,400)

CASH FLOWS FROM INVESTING ACTIVITIES:	-

Net cash provided by investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	151,050
Net cash provided by financing activities	151,050

NET INCREASE IN CASH	130,650

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$130,650

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

BIP OIL, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
APRIL 30, 2007

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

BIP Oil, Inc. (hereinafter “the Company”) was incorporated on January 31, 2007 under the laws of the State of Nevada for the purpose of importing, marketing and distributing Greek olive oils, olives and spices in the United States. The Company’s headquarters is located in Chapel Hill, North Carolina. The Company has been in the development stage since its formation and has not realized any revenue from operations. Activities during the development stage include development the business plan and raising capital. The Company’s year end is April 30.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates
The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Basic and Diluted Earnings (Loss) Per Share
The Company adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of "basic" and "diluted" earnings per share. Basic earnings (loss) per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings (loss) per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. For the periods reported, diluted net income (loss) per share is the same as basic net income (loss) per share as there were no common stock equivalents outstanding.

Concentration of Risk
The Company maintains its cash in primarily one business checking account, the funds of which are insured by the Federal Deposit Insurance Corporation. At April 30, 2007, the company had approximately $30,650 of cash in excess of FDIC insurance.

Fair Value of Financial Instruments
The Company's financial instruments as defined by Statement of Financial Accounting Standards
No. 107, "Disclosures about Fair Value of Financial Instruments," may include cash, receivables, advances, accounts payable and accrued expenses. All such instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at April 30, 2007.

BIP OIL, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
APRIL 30, 2007

Provision for Taxes
Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (hereinafter “SFAS No. 109”). Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against the deferred tax asset if management does not believe the Company has met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset.

Segments
The Company operates in one segment and therefore segment information is not presented.

Revenue Recognition
The Company recognizes revenue from product sales when the products are shipped and title passes to customers. Outbound shipping charges are included in net sales with the corresponding cost included in cost of sales. Other service revenue is recognized when services are performed and billable.

Recent Accounting Pronouncements
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

BIP OIL, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
APRIL 30, 2007

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

NOTE 3 - GOING CONCERN

At April 30, 2007, the Company had an accumulated deficit during the development stage of $27,550. Since its inception, the Company has not generated any revenues and has a negative cash flow from operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. For the twelve-month subsequent period, the Company anticipates that its minimum operating cash requirements to continue as a going concern will be approximately $50,000. Management’s business plan is to develop a website to offer textiles to the commercial design market. Management also plans to raise capital through the sale of shares of common  stock. The ability of the Company to continue in existence is dependent upon management’s successful development and implementation of its business plan resulting in profitable operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 4 - STOCKHOLDERS EQUITY

Preferred Stock
The Company is authorized to issue 10,000,000 shares of $0.001 par value preferred stock. As of April 30, 2007 there are no shares of preferred stock outstanding.

Common Stock Issued for Cash
The Company issued 1,510,000 shares of common stock at a price of $0.10 per share for cash of $151,100.

The Company issued 50,000 shares of common stock at a price of $0.001 per share to its founders for cash of $50.

BIP OIL, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
APRIL 30, 2007

Common Stock Issued for Services
The Company issued 4,950,000 shares of common stock at a price of $0.001 per share to its founders for services valued at $4,950.

In-Kind Contribution
During the period for January 31, 2007 (inception) to April 30, 2007, the company recorded $1,250 of in-kind rent expense contributed by a shareholder.

NOTE 5 - INCOME TAXES

At April 30, 2007, the Company has calculated deferred tax assets of approximately $11,158 calculated at a combined federal and state expected rate of 40.5%. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been recorded.

The significant components of the deferred tax assets at April 30, 2007 were as follows:

Net operating loss carryforwards	$27,550

Deferred tax asset	$11,158
Valuation allowance for deferred asset	(11,158)
Net deferred tax asset	$-

At April 30, 2007, the Company has net operating loss carryforwards of approximately $27,550, which expire in the year 2027.

BIP OIL, INC.
1,510,000 SHARES OFCOMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The General Corporation Law of Texas provides that directors, officers, employees or agents of Texas corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our Certificate of Incorporation provides that we shall indemnify any and all persons whom we shall have power to indemnify to the fullest extent permitted by the Texas Corporate Law. Article VII of our by-laws provides that we shall indemnify our authorized representatives to the fullest extent permitted by the Texas Law. Our by-laws also permit us to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person's status as such, whether or not we would have the power to indemnify such person against such liability under the foregoing provision of the by-laws.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$4.59
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$10,000
Legal fees and expense	$11,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$21,004.59

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We were incorporated in the State of Nevada in January 2007 and 5,000,000 shares of common stock were issued Bobby Stanley and Ike Lewis for $50. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued to these individuals as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, both Mr. Stanley and Mr. Lewis had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In March 2007, we completed a Regulation D Rule 506 offering in which we sold 1,510,000 shares of common stock to 55 investors, at a price per share of $.10 for an aggregate offering price of $151,000. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Belmont Commerce Park, LLC	50,000
Forrest L. Bullard	25,000
Carol Caroll	10,000
Peggy L. Coker	50,000
Jay Cox	25,000
Lloyd J. Cox	25,000
Frances H. Coyne	5,000
Mark R. Coyne	5,000
John L. Cramer	50,000
CRE/Madison	50,000
Hope A. Croslis	50,000
Matthew T. Croslis	50,000
Patricia A. Dietz	50,000

Dina C. Dunn	20,000
Michael L. Dunn	20,000
Twyla L. Elliott	5,000
Charles E. Frederick	25,000
Rebecca Lynn Gaddie	30,000
Douglas Gignac	50,000
Stanley L. Glass	50,000
Gerald E. Golt	50,000
Carlton E. Harlow	5,000
Julia H. Harlow	5,000
Gus P. Kolias	10,000
Karen G. Kolias	10,000
Judith B. Lee	5,000
Joseph Exum Lewis	5,000
Verla C. Lewis	5,000
Diana J. McNight	10,000
Amy McPherson	50,000
Larry A. Monteith	10,000
Larry K. Monteith	10,000
Nancy A. Monteith	10,000
Steve Monteith	10,000
Kevin Myers	50,000
Willie H. Pennington	20,000
Alex Pyun	30,000
Edwin Rabenold	20,000
Kimberly Randolph	50,000
Barbara A. Salamy	25,000
Fred A. Salamy	25,000
Dan R. Sanderson	10,000
Denis M. Snyder	10,000
Ellen M. Snyder	10,000
Kurt Sokolowski	30,000
Anne P. Stanley	20,000
Kimberly W. Stanley	10,000
Scott H. Stanley	10,000
Larry R. Swenson	50,000
The Nash Group	50,000
U.B.A. Enterprises, Inc.	50,000
Michael S. Williams	50,000
Valerie S. L. Williams	50,000
James K. Winget	50,000
Jill R. Winget	50,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in February 2006 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER	DESCRIPTION
3.1	Articles of Incorporation *
3.2	By-Laws *
5.1	Opinion of Anslow & Jaclin, LLP
21	Subsidiaries *
23.1	Consent of Webb & Company, P.A.
23.2	Consent of Counsel, as in Exhibit 5.1

*  Filed with the original Form SB-2 on June 13, 2007

ITEM 28. UNDERTAKINGS.

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Smithfield, State of North Carolina on July 9, 2007.

By:	/s/ Bobby Stanley
BOBBY STANLEY
President, Chief Executive Officer, Principal Financial and Accounting Officer and Director

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Bobby Stanley, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ Bobby Stanley	President, Chief Executive Officer,
	Bobby Stanley	Principal Financial and Accounting Officer and Director